CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-100475 of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated April 29, 2005 relating to the financial statements of Regatta NY, Regatta Gold NY, Regatta Extra NY, Regatta Masters Flex NY, Regatta Masters Extra NY, Regatta Masters Access NY and Regatta Masters Choice NY Sub-Accounts included in Sun Life (N.Y.) Variable Account C and to the incorporation by reference to our report dated March 18, 2005, April 29, 2005, as to Note 19 and the effects of the restatement contained in Note 18 (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1, and another paragraph relating to the restatement described in Note 18) relating to the financial statements of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2004.

Deloitte & Touche LLP

Boston, Massachusetts

October 31, 2005